Exhibit 99.6

PHOTRONICS, INC.
Reconciliation of GAAP to Non-GAAP Financial Information (cont.)
(in thousands)
(Unaudited)

Reconciliation of Net cash provided by operating activities to Free Cash Flow
Nine Months ended
July 30,
2023

GAAP Net cash provided by operating activities	$195,556

Purchases of property, plant and equipment	(78,813)

Free Cash Flow	$116,743

Reconciliation of Cash and cash equivalents to Net Cash:
		As of
	July 30,	October 31,	July 31,
	2023	2022	2022

Cash and cash equivalents	$448,479	$319,680	$380,833

Current portion of Long-term debt	(6,589)	(10,024)	(10,727)

Long-term Debt	(20,121)	(32,310)	(46,589)

Net Cash	$421,769	$277,346	$323,517